UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest Event reported): August 6, 2004

BOUNDLESS MOTOR SPORTS RACING, INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	33-5203-D (Commission File Number)	84-0953839 (IRS Employer Identification No.)

2500 McGee Drive, Suite 147
Norman, Oklahoma 73072
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 360-5047

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
Subsequent Extension Agreement - DIRT Motorsports, Inc., Glenn Donnelly
Amendment to Agreement - DIRT Motorsports, Inc., Glenn Donnelly
Consulting Agreement - Mr. Glenn Donnelly

Item 2. Acquisition or Disposition of Assets.

     Effective August 6, 2004, the Company, through it’s wholly owned subsidiary, Boundless Racing, Inc., a Texas corporation (as the assignee of Boundless Track Operations, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“BOTI”)), consummated the acquisition of all of the outstanding shares of capital stock of DIRT Motorsports, Inc., a New York corporation (“DIRT”), pursuant to a Stock Purchase Agreement, dated August 13, 2003, as amended and extended.

     In exchange for the outstanding capital stock of DIRT, the Company paid to Mr. Glenn Donnelly, the sole shareholder of DIRT, (a) cash in an aggregate amount of $1,775,000, of which $1,000,000 had been previously paid, and (b) 591,667 shares of the Company’s common stock, $.0001 par value per share (the “Shares”), all of which shares had been previously paid to Mr. Donnelly in October 2003. Mr. Donnelly has been retained by the Company in a consultative capacity to assist the Company with its “Super Dirt Week” racing events pursuant to the terms of a Consulting Agreement, a copy of which is attached to this report.

     In addition to the payments made to Mr. Donnelly under the Stock Purchase Agreement, the Company has also deposited an additional $1,225,000 with Mr. Donnelly in connection with a Contract of Sale dated as of August 13, 2003, as amended and extended between the Company (as assignee of BTOI) and Mr. Donnelly, pursuant to which the Company intends to acquire a race track facility located in New York. The deposit is refundable until such time as the Company completes the acquisition.

     The Shares issued to Mr. Donnelly in connection with the acquisition of DIRT were issued by the Company pursuant to an exemption (Section 4(2)) from the registration requirements of the Securities Act of 1933, as amended and are restricted shares.

     Prior to entering into the Stock Purchase Agreement and Contract of Sale, no material relationship existed between the Company and either DIRT or its shareholders, or any affiliate, director, or officer of the Company, or any associate of any such director or officer. The Company recently completed the acquisition of substantially all of the assets of Finger Lake International, Inc., a New York corporation (“FLI”), of which Mr. Donnelly was an officer, director and shareholder. The asset purchase agreement pursuant to which the Company acquired the assets of FLI was entered into at the same time as the Stock Purchase Agreement and Contract of Sale. The foregoing description is not a description of all of the material terms of the transaction. You should read the documents that are referenced in this report for a more complete understanding of the transaction.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

     The following is a list of exhibits filed as part of this Current report on Form 8-K:

2.1	Stock Purchase Agreement, dated as of August 13, 2003, by and among DIRT Motorsports, Inc., a New York corporation (“DIRT”), Glenn Donnelly, the holder of all outstanding capital of DIRT, the Company, and Boundless Track Operations, Inc. a Nevada corporation (Incorporated by reference to Exhibit 2.3 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003).
2.2	Amendment No. 1 to Stock Purchase Agreement, dated as of October 2, 2003, by and among DIRT Motorsports, Inc., a New York corporation (“DIRT”), Glenn Donnelly, the holder of all outstanding capital of DIRT, the Company, and Boundless Track Operations, Inc. a Nevada corporation (Incorporated by reference to Exhibit 2.4 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003).
2.3	Contract of Sale dated as of August 13, 2003, by and among Mr. Glenn Donnelly, the Company, and Boundless Track Operations, Inc. a Nevada corporation (Incorporated by reference to Exhibit 2.7 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003).
2.4	Amendment No. 1 to Contract of Sale dated as of October 3, 2003, by and among Mr. Glenn Donnelly, the Company, and Boundless Track Operations, Inc. a Nevada corporation (Incorporated by reference to Exhibit 2.8 of the Company’s Annual Report on Form 10-KSB for the fiscal year ended September 30, 2003).
2.5	Extension Agreement dated as of May 21, 2004, by and among DIRT Motorsports, Inc., Glenn Donnelly, Bruno M. DiMatteo, Paul Vitale, the Company, Boundless Track Operations, Inc., Boundless Racing, Inc., and Finger Lakes International, Inc (Incorporated by reference to Exhibit 10.13 of the Company’s Quarterly Report on Form 10-QSB for the fiscal year ended March 31, 2004).
2.6	Subsequent Extension Agreement dated as of May 25, 2004, by and among DIRT Motorsports, Inc., Glenn Donnelly, Boundless Motor Sports Racing, Inc. and Boundless Racing, Inc.*
2.7	Amendment to Agreements dated as of July 30, 2004, by and among DIRT Motorsports, Inc., Glenn Donnelly, Boundless Motor Sports Racing, Inc. and Boundless Racing, Inc.*

10.1	Consulting Agreement dated as of August 6, 2004, by and between Boundless Motor Sports Racing, Inc. and Mr. Glenn Donnelly*

*	Filed herewith

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE: August 6, 2004	BOUNDLESS MOTOR SPORTS RACING, INC.
	By:	/s/ Paul A. Kruger

Name: Paul A. Kruger
Title: Chief Executive Officer

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